Exhibit 1

Joint Filing Agreement

            This will confirm the agreement by and among all the undersigned that the Amendment to the Statement on Schedule 13G filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the common stock, par value $1.00 per share, of Twinlab Corporation, a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

            The undersigned further agree that each party hereto is responsible for timely filing of such Amendment to the Statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.  The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

            This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Green Equity Investors II, L.P.
By: Grand Avenue Capital Partners, L.P., its General Partner

By:	/s/ JONATHAN D. SOKOLOFF	Date: 2.12.03

Name:	Jonathan D. Sokoloff
Title:	Vice President

Grand Avenue Capital Partners, L.P.
By: Grand Avenue Capital Corporation, its General Partner

By:	/s/ JONATHAN D. SOKOLOFF	Date: 2.12.03

Name:	Jonathan D. Sokoloff
Title:	Vice President

Leonard Green & Partners, L.P.
By: LGP Management, Inc., its General Partner

By:	/s/ JONATHAN D. SOKOLOFF	Date: 2.12.03

Name:	Jonathan D. Sokoloff
Title:	Vice President

LGP Management, Inc.

By:	/s/ JONATHAN D. SOKOLOFF	Date: 2.12.03

Name:	Jonathan D. Sokoloff
Title:	Vice President

Joint Filing Agreement	Schedule 13G	Page 2 of 2 Pages

/s/ JOHN G. DANHAKL	Date: 2.12.03

John G. Danhakl

/s/ JONATHAN D. SOKOLOFF	Date: 2.12.03

Jonathan D. Sokoloff